UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2010

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9555 Maroon Circle, Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 200-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 24, 2010, CSG Systems International, Inc. (“CSG”) entered into a Purchase Agreement (the “Purchase Agreement”) with Barclays Capital Inc., J.P. Morgan Securities Inc., and UBS Securities LLC, (collectively, the “Initial Purchasers”), in connection with the offering and sale of $150 million (of which $20 million was issued upon exercise of the Initial Purchasers’ overallotment option) in aggregate principal amount of 3.0% Senior Subordinated Convertible Notes due 2017 (the “Notes”). A copy of the Purchase Agreement is attached as Exhibit 4.30 to this Current Report on Form 8-K and is incorporated herein by reference.

On March 1, 2010, the sale of Notes was settled and issued pursuant to an Indenture, dated March 1, 2010 (the “Indenture”) between CSG and The Bank of New York Mellon Trust Company, N.A., as trustee. A copy of the Indenture is attached hereto as Exhibit 4.40 to this Current Report on Form 8-K and is incorporated herein by reference.

The Notes will mature on March 1, 2017 and will pay 3% annual cash interest, payable semi-annually in arrears on March 1 and September 1 of each year, beginning on September 1, 2010. On or after September 1, 2016, or prior to then but only under certain circumstances, the Notes will be convertible into cash up to the principal amount, with the remaining amount to be satisfied, at CSG’s option, in shares of CSG’s common stock up to a certain limit, cash or a combination thereof. The Notes will be convertible at an initial conversion rate of 40.8998 shares of CSG’s common stock per $1,000 principal amount of Notes, subject to adjustment upon certain events, which is equivalent to an initial conversion price of approximately $24.45 per share of CSG’s common stock. The Notes are CSG’s general unsecured obligations, are equal in right of payment to CSG’s 2.5% Senior Subordinated Convertible Contingent Debt Securities due 2024 and are subordinated to all of CSG’s future senior indebtedness.

The net proceeds from the sale of the Notes were approximately $145 million. CSG used approximately $29 million of the proceeds to repurchase 1.5 million shares of its common stock under its existing stock repurchase program from one of the Initial Purchasers. CSG expects the remainder of the proceeds will be used for general corporate purposes, which may include the repurchase of all or a portion of its $170.3 million of outstanding 2.5% Senior Subordinated Convertible Contingent Debt Securities (which mature in 2024, but may be repurchased by CSG at the holders’ option in June 2011) and the payment of any related tax liabilities.

The Purchase Agreement includes customary representations and warranties. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities. The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

CSG offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), for resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. CSG relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement. To the extent that any shares of common stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of common stock.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.30	Purchase Agreement dated February 24, 2010, by and between CSG Systems International, Inc., and Barclays Capital Inc., J.P. Morgan Securities Inc., and UBS Securities LLC

4.40	Indenture dated March 1, 2010, between CSG Systems International, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2010

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ RANDY R. WIESE
Randy R. Wiese,
Chief Financial Officer and
Principal Accounting Officer

CSG Systems International, Inc.

Form 8-K

Exhibit Index

4.30	Purchase Agreement dated February 24, 2010, by and between CSG Systems International, Inc., and Barclays Capital Inc., J.P. Morgan Securities Inc., and UBS Securities LLC

4.40	Indenture dated March 1, 2010, between CSG Systems International, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee

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